FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:
Teri Dahlman (617) 995-9905

IDENIX PHARMACEUTICALS REPORTS THIRD QUARTER AND NINE MONTH
2009 FINANCIAL RESULTS

Cambridge, MA – October 29, 2009 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the third quarter and nine months ended September 30, 2009. At September 30, 2009, Idenix’s cash, cash equivalents and marketable securities totaled $61.1 million.

Business Highlights
▪
Idenix successfully completed a proof-of-concept study of its lead HCV antiviral drug candidate, IDX184, a novel once-daily liver-targeted nucleotide prodrug. A 14-day dose-ranging study evaluating IDX184 in combination with pegylated interferon and ribavirin in treatment-naïve HCV genotype 1-infected patients is being planned.

▪
Additionally, the company submitted a Clinical Trial Application (CTA) for IDX375, a non-nucleoside polymerase inhibitor, and subsequently advanced this candidate into the clinic through initiation of a single ascending dose phase I study in healthy volunteers.

▪	Also during the quarter, Idenix issued 7.3 million shares of common stock with net proceeds to the company of approximately $21.2 million in an underwritten offering.

“We are pleased to have drug candidates from two of our HCV programs in clinical development,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “With our protease inhibitor on track for an initial regulatory filing by year end, we are close to achieving our goal of having several drug candidates from multiple HCV drug classes in the clinic.”

For the third quarter ended September 30, 2009, Idenix reported total revenues of $3.1 million, compared to total revenues of $2.1 million in the third quarter of 2008. Idenix reported a net loss of $11.7 million, or a loss of $0.18 per basic and diluted share, for the third quarter ended September 30, 2009, compared to a net loss of $16.9 million, or a loss of $0.30 per basic and diluted share for the third quarter ended September 30, 2008.

For the nine months ended September 30, 2009, Idenix reported total revenues of $9.6 million, compared to total revenues of $5.8 million for the nine months ended September 30, 2008. The company reported a net loss of $40.9 million, or a loss of $0.68 per basic and diluted share, for the nine months ended September 30, 2009, compared to a net loss of $56.3 million, or a loss of $1.00 per basic and diluted share, for the nine months ended September 30, 2008.

2009 Financial Guidance
The company expects that its current cash, cash equivalents and marketable securities can fund operations through at least the next twelve months. This guidance assumes no milestone payments, license fees, reimbursement for development programs and no financing activities.

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Conference Call Information
Idenix will hold a conference call and webcast today at 4:30 p.m. ET.  To access the call please dial 800-471-3635 U.S./Canada or 706-758-9475 International and enter passcode 37050246 or to listen to a live webcast, go to "Calendar of Events" in the Idenix Investor Center at www.idenix.com.  A replay of the call will also be available from 6:30 p.m. ET on October 29, 2009 until November 12, 2009 12:00 a.m. ET.  To access the replay, please dial 800-642-1687 U.S./Canada or 706-645-9291 International and enter passcode 37050246. An archived webcast will also be available for two weeks after the call on the Idenix website.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix's current focus is on the treatment of hepatitis C virus. For further information about Idenix, please refer to www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” “expects,” “goal” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in hepatitis C, or any potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184, IDX 375, our protease inhibitor program or any other product candidate and any future clinical trials involving our product candidates and expectations with respect to additional milestone payments, future royalty payments, funding of operations and future cash balances. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG and GlaxoSmithKline, respectively; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.

All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Collaboration revenue – related party	$2,840	$2,089	$8,937	$5,568
Other revenue	267	56	631	212
Total revenues	3,107	2,145	9,568	5,780
Operating expenses (1):
Cost of revenues	546	456	1,500	1,266
Research and development	9,349	12,933	31,599	41,938
General and administrative	5,207	6,457	16,579	21,428
Restructuring charges	—	—	1,506	297
Total operating expenses	15,102	19,846	51,184	64,929
Loss from operations	(11,995)	(17,701)	(41,616)	(59,149)
Other income (expense), net	33	137	(264)	1,562
Loss before income taxes	(11,962)	(17,564)	(41,880)	(57,587)
Income tax benefit	295	673	973	1,330
Net loss	$(11,667)	$(16,891)	$(40,907)	$(56,257)

Basic and diluted net loss per share:	$(0.18)	$(0.30)	$(0.68)	$(1.00)

Shares used in calculation of basic and diluted net loss per share:	63,493	56,454	59,861	56,363

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$363	$439	$1,210	$1,565

General and administrative	745	851	2,345	2,607

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IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$59,503	$41,509
Marketable securities	—	1,424
Receivables from related party	1,043	894
Other current assets	2,550	6,214
Total current assets	63,096	50,041
Intangible asset, net	11,516	12,387
Property and equipment, net	10,875	13,238
Marketable securities	1,584	3,145
Other assets	3,835	969
Total assets	$90,906	$79,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$11,156	$13,136
Deferred revenue, related party	6,137	5,965
Other current liabilities	1,728	475
Total current liabilities	19,021	19,576
Long-term obligations	33,761	17,061
Deferred revenue, related party, net of current portion	32,217	35,790
Total liabilities	84,999	72,427
Stockholders' equity	5,907	7,353
Total liabilities and stockholders' equity	$90,906	$79,780

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